POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John R. Barker and Eric
Grimshaw, or either of them, the undersigned's true and lawful attorney-in-fact to:

(1) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of ONEOK Partners GP,
L.L.C. the general partner of ONEOK Partners, L.P. (the Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain the terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
 The undersigned acknowledges that neither the Corporation nor the above-named individuals, in serving in such capacity at the request of the undersigned, are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of January, 2008.

                                                  /s/ Caron A. Lawhorn
                                                  Caron A. Lawhorn

 CONFIRMING STATEMENT

       This Statement confirms that the undersigned has authorized and designated John R. Barker and Eric Grimshaw, or either of them, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of ONEOK Partners, L.P.  The authority of the above-named individuals under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, or 5 with regard to the undersigned's ownership of or transactions in securities of ONEOK Partners,
L.P. unless earlier revoked in writing.  This Statement revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above.  The undersigned acknowledges that neither ONEOK Partners, L.P. nor the above-
named individuals are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                      /s/ Caron A. Lawhorn
                      Caron A. Lawhorn

Dated:  January 28, 2008